UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 6, 2007

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved the following compensation for Michele Volpi, President and Chief Executive Officer of the Company:

•	Annual Base Salary effective December 1, 2007: $710,000.

•

Stock-based awards in an amount equal to approximately $1,420,000 under the Company’s Annual and Long-Term Incentive Plan and the Company’s Amended and Restated Year 2000 Stock Incentive Plan, resulting in a grant of 80,653 shares of non-qualified stock options and 20,206 shares of restricted stock.

•

No changes were made in Mr. Volpi’s incentive opportunity under the Company’s Management Short-Term Incentive Plan. Mr. Volpi will continue to be eligible to receive a target incentive opportunity of 100% of his base salary with a maximum incentive opportunity of up to 200% of his base salary under the Company’s Management Short-Term Incentive Plan for the Company’s 2008 fiscal year.

In addition, in connection with annual stock-based grants to eligible Company employees under the Company’s Amended and Restated Year 2000 Stock Incentive Plan, the Compensation Committee approved the forms of Non-Qualified Stock Option Agreement, Restricted Stock Unit Award Agreement and Restricted Stock Award Agreement attached to this Report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Non-Qualified Stock Option Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: December 12, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Non-Qualified Stock Option Agreement

10.2	Restricted Stock Unit Award Agreement

10.3	Restricted Stock Award Agreement